
<ARTICLE> CT
<LEGEND>
Conglomerate Total - This schedule contains summary financial information extracted from the consolidated financial statements of Ford Motor Company and Subsidiaries for the year ended and at December 31, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000037996
<NAME> FORD MOTOR COMPANY
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<TOTAL-ASSETS>                                 243,283
<COMMON>                                         1,160
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                      23,387
<TOTAL-LIABILITY-AND-EQUITY>                   243,283
<TOTAL-REVENUES>                               137,137
<INCOME-TAX>                                     2,379
<INCOME-CONTINUING>                              4,139
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     4,139
<EPS-PRIMARY>                                     3.58
<EPS-DILUTED>                                     3.33

